UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2008

BIO-BRIDGE SCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51497	20-1802936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 West 22nd Street, Suite 615, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 630-928-0869

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As used in this report, "we", "us", "our" or "BGES" refer to Bio-Bridge Science, Inc., a Delaware corporation and its subsidiaries.

On April 30, Bio-Bridge Science (HK) Co., Ltd., a wholly-owned subsidiary of Bio-Bridge Science, Inc. entered into an equity sale and purchase agreement with Huhhot Xinheng Baide Biotechnology Co. Ltd., (the “ Seller” or “Xinheng Baide”), a serum manufacturing and distribution company organized under the laws of the People's Republic of China, pursuant to which we agreed to purchase newly issued shares of Seller. The acquisition was consummated as of July 31, 2008 pursuant to the terms of the equity sale and purchase agreement.

After the closing of the acquisition, we will control 51% of the outstanding capital stock of Xinheng Baide. The cash purchase price is RMB 6 million (approximately US$ 881,047). Xinheng Baide, located in the city of Huhhot in Inner Mongolia of the People’s Republic of China, manufactures and distributes bovine serum and other related products in China. The completion of this acquisition will enable us to begin earning revenues, build a distribution network in China and in the meantime complement our product lines.

The purchase agreement is governed by the law of the People’s Republic of China and reflects customary business practices in China. As such, it does not contain provisions that are generally included in a United States equity sale and purchase agreement.

Item 9.01 Financial Statements and Exhibits

(a) and (b) Financial statements and pro forma financial information required by Items 9.01 (a) and (b) will be filed by amendment within the date specified by the applicable rules. .

(d) Exhibits.

Exhibit Number	Description
1.01	Sale and Purchase Agreement dated April 30, 2008( translated from Chinese version and Chinese version is the binding agreement). Incorporated by reference to an 8-K filed on May 1, 2008.

99.1	Press release dated July 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-BRIDGE SCIENCE, INC.

Date: July 31, 2008	By:	/s/ Liang Qiao, MD.
Name Liang Qiao, MD.
Title: Chief Executive Officer